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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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

Name of Subsidiary                  State of Incorporation           Relationship to Registrant
------------------                  ----------------------           --------------------------
CorVel Healthcare Organization           California                   wholly-owned subsidiary

CorVel Health Care Corporation           California                   wholly-owned subsidiary
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